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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of Earliest
                        Event Reported): October 20, 2000




                            THE KROLL-O'GARA COMPANY
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             (Exact name of registrant as specified in its charter)

     Ohio                         000-21629                      31-1470817
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(State or Other                  (Commission                    (IRS Employer
Jurisdiction of                  File Number)                Identification No.)
Incorporation)



                    9113 LeSaint Drive, Fairfield, Ohio 45014
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: (513)874-2112
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Items 1, 2, 3, 4, 6, 7, 8 and 9 are not applicable and are omitted from this Current Report.

Item 5.  Other Events.

         The Kroll-O'Gara Company's subsidiary Securify, Inc. has completed a private financing of $34.0 million. Securify, a provider of outsourced e-security services and infrastructure, will use the financing to expand its sales and marketing initiatives and continue development of its Security Chain Management technology and service infrastructure.

         Under the terms of the financing agreement, Securify has issued Series A Convertible Preferred Stock convertible into 50.0 million shares of its Common Stock. Additionally, Securify has created a stock option plan for its employees. As a result of the transaction and the creation of the stock option plan, Kroll-O'Gara's ownership of Securify, on a fully diluted basis, has been reduced to 20%. As part of the financing, Securify will repay Kroll-O'Gara $10.5 million, $5.0 million at closing and the remaining sum over a five-year period.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


OCTOBER 24, 2000                      THE KROLL-O'GARA COMPANY



                                      By: /s/ Nicholas P. Carpinello
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                                         Nicholas P. Carpinello
                                         Controller and Treasurer